Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Telular Corporation 2008 Employee Stock Incentive Plan of our reports dated December 11, 2007, with respect to the consolidated financial statements and schedule of Telular Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2007, and the effectiveness of internal control over financial reporting of Telular Corporation filed with the Securities and Exchange Commission.
Ernst & Young LLP
Chicago, Illinois
September 29, 2008